Exhibit 10.1

EXECUTION VERSION

SECOND AMENDMENT TO ADVISORY AGREEMENT

This SECOND AMENDMENT TO ADVISORY AGREEMENT (this “Amendment”), dated as of December 22, 2017 and effective as of October 1, 2017, is entered into by and among American Realty Capital Healthcare Trust III, Inc. (the “Company”), American Realty Capital Healthcare III Operating Partnership, L.P. (the “Operating Partnership”) and American Realty Capital Healthcare III Advisors, LLC (the “Advisor”).

RECITALS

WHEREAS, the Company, the Operating Partnership and the Advisor are parties to that certain Advisory Agreement, dated as of August 20, 2014, and amended by that certain First Amendment to Advisory Agreement, dated as of June 16, 2017 (as amended, the “Advisory Agreement”);

WHEREAS, the Company, the Operating Partnership, ARHC TRS Holdco III, LLC (“Holdco Seller”), Healthcare Trust Inc. (“HTI”), Healthcare Trust Operating Partnership, L.P. (“HTI’s Operating Partnership”), and ARHC TRS Holdco II, LLC (“Holdco Buyer”) have entered into that certain Purchase Agreement dated as of June 16, 2017 (the “Purchase Agreement”), whereby the Company, through the Operating Partnership and Holdco Seller, has agreed to sell substantially all of its assets to HTI, through HTI’s Operating Partnership and Holdco Buyer (the “Sale”), as more particularly described in the Purchase Agreement;

WHEREAS, on June 16, 2017, the Company, the Advisor, American Realty Capital Healthcare III Properties, LLC, and AR Global Investments, LLC entered into that certain letter agreement, and, on September 28, 2017, an amendment thereto (such letter agreement as so amended, the “Letter Agreement”);

WHEREAS, the Letter Agreement relates to the amounts that may become payable to and from the Advisor and its affiliates, on the one hand, and the Company, on the other hand, if the Sale closes and as the Advisor thereafter continues to provide services to the Company as the Company’s plan of liquidation is implemented, as more particularly described in the Letter Agreement;

WHEREAS, pursuant to the Letter Agreement, the Company and the Advisor agreed, prior to the Closing (as defined in the Purchase Agreement), to further amend the Advisory Agreement and amend the Amended and Restated Agreement of Limited Partnership of the Operating Partnership dated as of August 10, 2015, effective as of October 1, 2017, to effectuate the certain matters contemplated by the Letter Agreement; and

WHEREAS, the Company, the Operating Partnership and the Advisor desire to amend the Advisory Agreement to give effect to the provisions of the Letter Agreement and to confirm and clarify the term and termination provisions of the Advisory Agreement contemplated by the First Amendment to the Advisory Agreement and the Letter Agreement.

NOW, THEREFORE, in consideration of the premises made hereunder, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.	Amendment to Section 1 of the Advisory Agreement. Section 1 of the Advisory Agreement is hereby supplemented by the addition of the following new definitions:

““Asset Management Fee” means the fees payable to the Advisor pursuant to Section 11(h).”

““Closing Date” has the meaning ascribed to such term in that certain Purchase Agreement, dated as of June 16, 2017, by and among the Company, the Operating Partnership, ARHC TRS Holdco III, LLC, Healthcare Trust Inc., Healthcare Trust Operating Partnership, L.P., and ARHC TRS Holdco II, LLC, as such Purchase Agreement may be amended from time to time.”

““Cost of Assets” means, with respect to a Real Estate Asset, the purchase price, Acquisition Expenses, capital expenditures and other customarily capitalized costs, but shall exclude Acquisition Fees associated with such Real Estate Asset.”

2.	Amendment to Section 11(g) of the Advisory Agreement. Section 11(g) of the Advisory Agreement is hereby replaced in its entirety with the following:

“(g) Subordinated Participation Interests. The Company shall cause the Operating Partnership to periodically issue Subordinated Participation Interests in the Operating Partnership to the Advisor or its assignees, pursuant to the terms and conditions contained in the Operating Partnership Agreement, in connection with the Advisor’s (or its assignees’) management of the Operating Partnership’s assets for any period ending prior to or as of September 30, 2017.”

3.	Addition of Section 11(h) of the Advisory Agreement. The Advisory Agreement is supplemented by the addition of the following new Section 11(h):

“(h) Asset Management Fee. Commencing on or after October 1, 2017, and in lieu of any Subordinated Participation Interests, the Company shall pay an Asset Management Fee to the Advisor or its assignees as compensation for services rendered in connection with the management of the Company’s assets. The Asset Management Fee is payable on the first business day of each quarter for the preceding quarterly period in an amount equal to the excess of (A) the product of (x) 0.1875% multiplied by (y) the lower of the Cost of Assets and the fair market value of the Company’s assets as reported in the applicable Quarterly Report on Form 10-Q or Annual Report on Form 10-K filed with the Securities and Exchange Commission with respect to such quarterly period over (B) any amounts payable as an Oversight Fee (as defined in the Management Agreement) for such quarterly period. The Advisor shall submit a computation of the Asset Management Fee to the Company for the applicable quarterly period.”

4.	Amendment to Section 17 of the Advisory Agreement. Section 17 of the Advisory Agreement is hereby replaced in its entirety with the following:

“17. TERM OF AGREEMENT.  This Agreement shall continue in force through August 20, 2018; provided, however that the Company may, by providing timely notice thereof to the Advisor, renew this Agreement for an unlimited number of successive one-year terms; provided, further that, this Agreement shall automatically terminate upon the later of (x) the dissolution of the Company and (y) 30 days following the fourteen-month anniversary of the Closing Date.”

5.	Acknowledgments. The Advisor and the Company agree that, as set forth in the Letter Agreement, (i) the Asset Management Fee payable to the Advisor under Section 11(h) of the Advisory Agreement (as amended by Section 2 of this Amendment) and Section 3 of the Letter Agreement, will no longer accrue after the Closing, and (ii) no other fees or reimbursements that are not expressly set forth in this Amendment or the Letter Agreement are payable, or will become payable, from the Company to the Advisor.

6.	Effectiveness and Termination. Subject to the occurrence of the Closing and conditioned thereon, this Amendment shall become effective as of October 1, 2017. Notwithstanding anything in this Amendment, in the event of a termination under Article 9 of the Purchase Agreement, this Amendment shall be null and void.

7.	Miscellaneous. The provisions of this Amendment are independent of and severable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part. The provisions of this Agreement shall be construed and interpreted in accordance with the internal laws of the State of New York as at the time in effect, without regard to the principles of conflicts of laws thereof. This Amendment may be executed (including by facsimile transmission) with counterpart signature pages or in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument.

[Signature page follows.]

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this Second Amendment to Advisory Agreement as of the date first set forth above.

AMERICAN REALTY CAPITAL HEALTHCARE TRUST III, INC.

By:	/s/ W. Todd Jensen
	Name:	W. Todd Jensen
	Title:	President and Interim Chief Executive Officer

AMERICAN REALTY CAPITAL HEALTHCARE TRUST III OPERATING PARTNERSHIP, L.P.

By:	American Realty Capital Healthcare Trust III, Inc., its General Partner

By:	/s/ W. Todd Jensen
	Name:	W. Todd Jensen
	Title:	President and Interim Chief Executive Officer

AMERICAN REALTY CAPITAL HEALTHCARE III ADVISORS, LLC

By:	/s/ Michael Anderson
	Name:	Michael Anderson
	Title:	Authorized Signatory

[Signature Page to Second Amendment to Advisory Agreement]